INTERESTS AND LIABILITIES AGREEMENT
(the “Agreement”)
of
UNDERWRITERS AT LLOYD’S, LONDON
AS SET FORTH IN THE SIGNING SCHEDULE ATTACHED HERETO
(the “Subscribing Reinsurer”)
with respect to the
CASUALTY EXCESS OF LOSS
REINSURANCE CONTRACT
(the “Contract”)
issued to
PHILADELPHIA INSURANCE COMPANY
PHILADELPHIA INDEMNITY INSURANCE
both of Bala Cynwyd, Pennsylvania
And any additional company established or acquired by the Company
(the “Company”)
The Subscribing Reinsurer shall have a share in the interests and liabilities of the “Reinsurer” as set forth in the Contract attached hereto and executed by the Company. The Subscribing Reinsurer’s percentage share shall equal the sum of the final signed lines percentage share(s) as executed on the attached signing page(s) for Lloyd’s Underwriters.
This Agreement shall commence at 12:01 a.m., Eastern Standard Time, January 1, 2008 and shall continue in force until 12:01 a.m., Eastern Standard Time, January 1, 2009, unless earlier terminated in accordance with the attached Contract.
The share of the Subscribing Reinsurer in the interests and liabilities of the “Reinsurer” shall be several and not joint with the share of any other subscribing reinsurer. In no event shall the Subscribing Reinsurer participate in the interests and liabilities of the other subscribing reinsurers.
IN WITNESS WHEREOF, the Subscribing Reinsurer by its duly authorized representative has executed this Agreement per the attached signing page(s).
Lloyd’s, London

TABLE OF CONTENTS
to
AGREEMENT OF REINSURANCE
NO. 9034-08
between
PHILADELPHIA INDEMNITY INSURANCE COMPANY
PHILADELPHIA INSURANCE COMPANY
and
GENERAL REINSURANCE CORPORATION
AGREEMENT OF REINSURANCE
GENERAL REINSURANCE CORPORATION
A Berkshire Hathaway Company

NO. 9034-08
between
PHILADELPHIA INDEMNITY INSURANCE COMPANY
PHILADELPHIA INSURANCE COMPANY
One Bala Plaza, Suite 100
Bala Cynwyd, Pennsylvania 19004
And any additional company established or acquired by the Company
(herein collectively referred to as the “Company”)
and
GENERAL REINSURANCE CORPORATION
a Delaware corporation
having its principal offices at
Financial Centre
695 East Main Street P.O. Box 10350
Stamford, Connecticut 06904-2350
(herein referred to as the “Reinsurer”)
In consideration of the promises set forth in this Agreement, the parties agree as follows:
Article I — SCOPE OF AGREEMENT
As a condition precedent to the Reinsurer’s obligations under this Agreement, the Company shall cede to the Reinsurer the business described in this Agreement, and the Reinsurer shall accept such business as reinsurance from the Company.
This Agreement is comprised of General Articles I through XIV and the Exhibit(s) listed below and each Exhibit which may be made a part of this Agreement. The terms of the General Articles and of the Exhibit(s) shall determine the rights and obligations of the parties. The terms of the General Articles shall apply to each Exhibit unless specifically amended therein. In the event of termination of all the Exhibits made a part of this Agreement, the General Articles shall automatically terminate when the liability of the Reinsurer under said Exhibits ceases.
     EXHIBIT A — EXCESS OF LOSS REINSURANCE
of
Property Business
     EXHIBIT B — EXCESS OF LOSS REINSURANCE
of
Property Business (Coverage for Terrorism Only)
GENERAL REINSURANCE CORPORATION

Article II — PARTIES TO THE AGREEMENT
This Agreement is solely between the Company and the Reinsurer. When more than one Company is named as a party to this Agreement, the first Company named shall be the agent of the other companies as to all matters pertaining to this Agreement. Performance of the obligations of each party under this Agreement shall be rendered solely to the other party. However, if the Company becomes insolvent, the liability of the Reinsurer shall be modified to the extent set forth in the article entitled INSOLVENCY OF THE COMPANY. In no instance shall any insured of the Company or any claimant against an insured of the Company have any rights under this Agreement.
Article III — MANAGEMENT OF CLAIMS AND LOSSES
The Company shall investigate and settle or defend all claims and losses. When requested by the Reinsurer, the Company shall permit the Reinsurer, at the expense of the Reinsurer, to be associated with the Company in the defense or control of any claim, loss, or legal proceeding which involves or is likely to involve the Reinsurer. All payments of claims or losses by the Company within the terms and limits of its policies which are within the limits set forth in the applicable Exhibit shall be binding on the Reinsurer, subject to the terms of this Agreement.
Article IV — RECOVERIES
The Company shall pay to or credit the Reinsurer with the Reinsurer’s portion of any recovery obtained from salvage, subrogation, or other insurance. Adjustment Expense for recoveries shall be deducted from the amount recovered. However, if the Adjustment Expense incurred in obtaining recoveries exceeds the amount recovered, if any, the excess Adjustment Expense shall be apportioned between the parties in proportion to the liability of each party for the loss before the recovery was obtained.
The Reinsurer shall be subrogated to the rights of the Company to the extent of its loss payments to the Company. The Company agrees to enforce its rights of salvage, subrogation, and its rights against insurers or to assign these rights to the Reinsurer.
If the reinsurance under an Exhibit is on a share basis, the recoveries shall be apportioned between the parties in the same ratio as the amounts of their liabilities bear to the loss. If the reinsurance under an Exhibit is on an excess basis, recoveries shall be distributed to the parties in an order inverse to that in which their liabilities accrued.
Article V — TRIA INUREMENT
As respects any “insured loss”, as defined in the Terrorism Risk Insurance Act of 2002 as subsequently amended (“the Act”), for which the Reinsurer makes a payment to the Company under this Agreement, the following provisions shall apply.
If the sum of:
(a)	Financial assistance provided under the Act to the Company and its affiliates, if any, (as “affiliate” is defined in the Act) with respect to all “insured loss” that applies to each “program year”, as defined in the Act; and
GENERAL REINSURANCE CORPORATION

(b)	Amounts due from all reinsurance which the Company and its affiliates, if any, purchase, including but not limited to this reinsurance, all other treaty reinsurance and all facultative reinsurance, and whether collectible or not, under which there is a recoverable for any such “insured loss”, exceeds the amount of the Company’s and its affiliates’, if any, gross “insured loss”, the excess amount shall be allocated to the Reinsurer in the ratio that the Reinsurer’s liability for the “insured loss” under this Agreement bears to the total collectible reinsurance recoverables for the “insured loss” under (b) above.
Upon receipt of payment under the Act by the Company and its affiliates, if any, the Company shall pay to or credit the Reinsurer under this Agreement with the Reinsurer’s share of such excess amount determined in accordance with the preceding paragraph.
Article VI — PREMIUM REPORTS AND REMITTANCES
All reinsurance premium reports required by the Exhibit(s) attached hereto may be sent to:
Client Accounting Unit
General Reinsurance Corporation
Financial Centre
P.O. Box 10353
Stamford, CT 06904-2353
All reinsurance premiums and any other amounts due the Reinsurer may be remitted to the following lockbox address:
General Reinsurance Corporation
75 Remittance Drive
Suite 2555
Chicago, IL 60675-2555
Article VII — ERRORS AND OMISSIONS
The Reinsurer shall not be relieved of liability because of an error or accidental omission of the Company in reporting any claim or loss or any business reinsured under this Agreement, provided that the error or omission is rectified promptly after discovery. The Reinsurer shall be obligated only for the return of the premium paid for business reported but not reinsured under this Agreement.
Article VIII — SPECIAL ACCEPTANCES
Business not within the terms of this Agreement may be submitted to the Reinsurer for special acceptance and, if accepted by the Reinsurer, shall be subject to all of the terms of this Agreement except as modified by the special acceptance.
Article IX — RESERVES AND TAXES
The Reinsurer shall maintain the required reserves as to the Reinsurer’s portion of unearned premium, if any, claims, losses, and Adjustment Expense.
GENERAL REINSURANCE CORPORATION

The Company shall be liable for all premium taxes on premium ceded to the Reinsurer under this Agreement. If the Reinsurer is obligated to pay any premium taxes on this premium, the Company shall reimburse the Reinsurer; however, the Company shall not be required to pay taxes twice on the same premium.
Article X — OFFSET
The Company or the Reinsurer may offset any balance, whether on account of premium, commission, claims or losses, Adjustment Expense, salvage, or otherwise, due from one party to the other under this Agreement or under any other agreement heretofore or hereafter entered into between the Company and the Reinsurer.
Article XI — INSPECTION OF RECORDS
The Company shall allow the Reinsurer to inspect, at reasonable times, the records of the Company relevant to the business reinsured under this Agreement, including the Company’s files concerning claims, losses, or legal proceedings which involve or are likely to involve the Reinsurer. The Reinsurer’s right of inspection shall continue after the termination of this Agreement.
Article XII — ARBITRATION
All unresolved differences of opinion between the Company and the Reinsurer relating to this Agreement, including its formation and validity, shall be submitted to arbitration consisting of one arbitrator chosen by the Company, one arbitrator chosen by the Reinsurer, and a third arbitrator chosen by the first two arbitrators.
The party demanding arbitration shall communicate its demand for arbitration to the other party by registered or certified mail, identifying the nature of the dispute and the name of its arbitrator, and the other party shall then be bound to name its arbitrator within 30 days after receipt of the demand.
Failure or refusal of the other party to so name its arbitrator shall empower the demanding party to name the second arbitrator. If the first two arbitrators are unable to agree upon a third arbitrator after the second arbitrator is named, each arbitrator shall name three candidates, two of whom shall be declined by the other arbitrator, and the choice shall be made between the two remaining candidates by drawing lots. The arbitrators shall be disinterested and shall be active or retired officers of property or casualty insurance or reinsurance companies.
The arbitrators shall adopt their own rules and procedures and are relieved from judicial formalities. In addition to considering the rules of law and the customs and practices of the insurance and reinsurance business, the arbitrators shall make their award with a view to effecting the intent of this Agreement.

The decision of the majority of the arbitrators shall be in writing and shall be final and binding upon the parties.
Each party shall bear the cost of its own arbitrator and shall jointly and equally bear with the other party the expense of the third arbitrator and other costs of the arbitration. In the event
GENERAL REINSURANCE CORPORATION

both arbitrators are chosen by one party, the fees of all arbitrators shall be equally divided between the parties.
The arbitration shall be held at the times and places agreed upon by the arbitrators.
Article XIII — INSOLVENCY OF THE COMPANY
In the event of the insolvency of the Company, the reinsurance proceeds will be paid to the Company or the liquidator, with reasonable provision for verification, on the basis of the claim allowed in the insolvency proceeding without diminution by reason of the inability of the Company to pay all or part of the claim, except as otherwise specified in the statutes of any state having jurisdiction of the insolvency proceedings or except where the Agreement, or other written agreement, specifically provides another payee of such reinsurance in the event of insolvency.
The Reinsurer shall be given written notice of the pendency of each claim against the Company on the policy(ies) reinsured hereunder within a reasonable time after such claim is filed in the insolvency proceedings. The Reinsurer shall have the right to investigate each such claim and to interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defenses which it may deem available to the Company or its liquidator. The expense thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the insolvent Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.
Article XIV — ENTIRE AGREEMENT
This Agreement constitutes the entire Agreement between the parties with respect to the business reinsured hereunder. Any change or modification to this Agreement shall be made by written amendment to this Agreement and signed by the parties hereto.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in
GENERAL REINSURANCE CORPORATION

duplicate,
this 2nd day of June, 2008,

PHILADELPHIA INDEMNITY INSURANCE COMPANY PHILADELPHIA INSURANCE COMPANY

Christopher J Maguire EVP & COO

Attest: William A McKenna

and this 22nd day of May, 2008.

GENERAL REINSURANCE CORPORATION

Joan Lafrance Senior Vice President

Attest: Diane B Hyland
EXHIBIT A
GENERAL REINSURANCE CORPORATION

Attached to and made a part of
Agreement of Reinsurance No. 9034-08
EXCESS OF LOSS REINSURANCE
(Per Risk)
of
Property Business
Section 1 — BUSINESS SUBJECT TO THIS EXHIBIT
This Exhibit shall apply to Property Business written by the Company, which is defined as insurance which is classified in the NAIC form of annual statement as fire, allied lines, inland marine, commercial multiple peril (property coverages), associations homeowners multiple peril (property coverages), or automobile physical damage (comprehensive and collision) when written on a garage open lot basis or in the Company’s Antique/Collector Car Program, except those lines specifically excluded in the section entitled EXCLUSIONS, on Risks wherever located in the United States of America, its territories and possessions. On policies which provide inland marine coverage beyond these territorial limits, the territorial limits of this Exhibit shall be identical with those of the Company’s policies.
Section 2 — COMMENCEMENT
This Exhibit shall apply to new and renewal policies of the Company becoming effective at and after 12:01 A.M., January 1, 2008, and to policies of the Company in force at 12:01 A.M., January 1, 2008, with respect to claims and losses resulting from Loss Occurrences taking place at and after the aforesaid time and date, and shall continue in force until terminated in accordance with the provisions of the section entitled TERMINATION.
Section 3 — LIABILITY OF THE REINSURER
The Reinsurer shall pay to the Company, with respect to each Risk of the Company, the amount of Net Loss sustained by the Company in excess of the Company Retention but not exceeding the Limits of Liability of the Reinsurer as set forth in the Schedule of Reinsurance.
SCHEDULE OF REINSURANCE

Class of Business	Company Retention	Limits of Liability of the Reinsurer

Property Business	$2,500,000	First Excess Cover: The next
		$2,500,000 in excess of the first
		$2,500,000
GENERAL REINSURANCE CORPORATION

SCHEDULE OF REINSURANCE (Continued)

Class of Business	Company Retention	Limits of Liability of the Reinsurer

Second Excess Cover: The next
$5,000,000 in excess of the first
$5,000,000

Third Excess Cover: The next
$5,000,000 in excess of the first
$10,000,000
The liability of the Reinsurer shall not exceed:
(a)	$5,000,000 under the First Excess Cover nor $10,000,000 under the Second Excess Cover nor $10,000,000 under the Third Excess Cover with respect to all Net Loss on all Risks involved in one Loss Occurrence.

(b)	$20,000,000 under the Second Excess Cover nor $15,000,000 under the Third Excess Cover with respect to all Net Loss on all Risks involved in all Loss Occurrences (including Extra Contractual Obligations) taking place during each Agreement Year. For purposes of this provision, upon a run off termination of this Exhibit the last completed Agreement Year shall be combined with the remaining period that reinsurance is afforded under this Exhibit to constitute a single Agreement Year.
All insurance written under one or more policies of the Company against the same peril on the same Risk shall be combined, and the Company Retention and the Limits of Liability of the Reinsurer shall be determined on the basis of the sum of all insurance against the same peril and on the same Risk which is in force at the time of a claim or loss.
Section 4 — DEFINITIONS
(a)	Company Retention

This term shall mean the amount the Company and its underlying facultative reinsurers shall retain for its own account; however, this requirement shall be satisfied if this amount is retained by the Company or its affiliated companies under common management or common ownership.

(b)	Net Loss

This term shall mean all payments by the Company within the terms and limits of its policies in settlement of claims or losses, after deduction of salvage and other recoveries and after deduction of amounts due from all other reinsurance, except underlying facultative reinsurance
GENERAL REINSURANCE CORPORATION

and catastrophe reinsurance, whether collectible or not. This term shall include Adjustment Expense. If the Company becomes insolvent, this definition shall be modified to the extent set forth in the article entitled INSOLVENCY OF THE COMPANY.

Notwithstanding the provisions of the article entitled MANAGEMENT OF CLAIMS AND LOSSES, this term shall also include 95% of Extra Contractual Obligations.

Nothing in this definition shall imply that losses are not recoverable hereunder until the Company’s Net Loss has been finally ascertained.

(c)	Adjustment Expense

This term shall mean expenditures by the Company within the terms of its policies in the direct defense of claims and in connection with Extra Contractual Obligations and as allocated to an individual claim or loss (other than for office expenses and for the salaries and expenses of employees of the Company or of any subsidiary or related or wholly owned company of the Company) made in connection with the disposition of a claim, loss, or legal proceeding including investigation, negotiation, and legal expenses; court costs; prejudgment interest; and postjudgment interest.

Notwithstanding the provisions of the article entitled MANAGEMENT OF CLAIMS AND LOSSES, this term shall also be deemed to include any expenses incurred by the Company in bringing or in defending a declaratory judgment action brought to determine the Company’s obligations to its insured with respect to a specific claim under a policy (or coverage part thereof) reinsured hereunder. However, the amount of any declaratory judgment expense that may be included in computation of Adjustment Expense shall not exceed the lesser of the amount of insurance under the policy or the Reinsurer’s Limit of Liability for each Risk under this Exhibit.

The date on which a declaratory judgment expense is incurred by the Company shall be deemed, in all circumstances, to be the date of the original Loss Occurrence.

(d)	Extra Contractual Obligations

This term shall mean a loss which is not covered under any other provision of this Exhibit resulting from an action taken by the insured or assignee arising from the Company’s handling of any claim otherwise covered under this Exhibit on the Risks reinsured hereunder which have total amounts of insurance greater than the Company Retention.

The date on which an Extra Contractual Obligation is incurred by the Company shall be deemed, in all circumstances, to be the date of the original Loss Occurrence.

There shall be no coverage hereunder where the Extra Contractual Obligation has been incurred due to the adjudication or admission of
GENERAL REINSURANCE CORPORATION

fraud or criminal conduct of a member of the Board of Directors, a corporate officer of the Company, or any other employee of the Company, acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the investigation, defense or settlement of any claim covered hereunder.

Any insurance which indemnifies or protects the Company against claims which are the subject matter of this definition shall inure to the benefit of the Reinsurer and shall be deducted to arrive at the amount of the Company’s Net Loss.

Loss otherwise covered hereunder includes punitive damages awarded against the Company where such coverage is permitted by applicable law.

(e)	Risk

The Company shall establish what constitutes one Risk and shall make such determination based on the peril of fire at the time of acceptance, provided:

(1)	A Building and its contents, regardless of the number of insureds or policies involved, including time element coverages, shall never be considered more than one Risk.

When two or more Buildings and their contents, including time element coverages, are situated at the same General Location, the Company shall identify on its records at the time of acceptance by the Company those individual Buildings and their contents, including time element coverages, that are to be considered to constitute each Risk; if such identification is not made, all of the Buildings and their contents situated at the same General Location shall be considered one Risk.

When there are known and named extensions of coverage involving other risk locations (including but not limited to suppliers extensions, customer extensions and interdependencies and whether triggered by physical loss at the risk location or another location) that are included and formally recorded on the Company’s records at the time of acceptance of the Risk, all such known and named extensions of coverage shall be included in calculation of the one Risk.

(2)	Unknown, unnamed or unidentified extensions of coverage shall be considered separate Risks. The maximum amount which may be included in Net Loss with respect to each such Risk shall be $250,000. Further, the Limit of Liability of the Reinsurer shall not exceed $500,000 of Net Loss with respect to all such Risks involved in one Loss Occurrence. Such Loss Occurrence limit is part of, and not in addition to the Loss Occurrence limit stipulated in the section entitled LIABILITY OF THE REINSURER.

(3)	As respects the Company’s Antique/Collector Car Program, each collection will be considered a Risk.
GENERAL REINSURANCE CORPORATION

(f)	Building

This term shall mean each structure enclosed within exterior walls. Exterior walls are defined as walls constructed on the perimeter foundation, regardless of the number of additional structures or roofs placed upon this perimeter foundation.

(g)	Loss Occurrence

The term “loss occurrence” shall mean the sum of all individual losses directly occasioned by any one disaster, accident or loss or series of disasters, accidents or losses arising out of one event which occurs within the area of one state of the United States or province of Canada and states or provinces contiguous thereto and to one another. However, the duration and extent of any one “loss occurrence” shall be limited to all individual losses sustained by the Company occurring during any period of 168 consecutive hours arising out of and directly occasioned by the same event, except that the term “loss occurrence: shall be further defined as follows:
(a)	As regards windstorm, hail, tornado, hurricane, cyclone, including ensuing collapse and water damage, all individual losses sustained by the Company occurring during any period of 72 consecutive hours arising out of and directly occasioned by the same event. However, the event need not be limited to one state or province or states or provinces contiguous thereto.

(b)	As regards riot, riot attending a strike, civil commotion, vandalism and malicious mischief, all individual losses sustained by the Company occurring during any period of 72 consecutive hours within the area of one municipality or county and the municipalities or counties contiguous thereto arising out of and directly occasioned by the same event. The maximum duration of 72 consecutive hours may be extended in respect of individual losses which occur beyond such 72 consecutive hours during the continued occupation of an insured’s premises by strikers, provided such occupation commenced during the aforesaid period.

(c)	As regards earthquake (the epicenter of which need not necessarily be within the territorial confines referred to in the introductory portion of this paragraph) and fire following directly occasioned by the earthquake, only those individual fire losses which commence during the period of 168 consecutive hours may be included in the Company’s “loss occurrence.”

(d)	As regards “freeze,” only individual losses directly occasioned by collapse, breakage of glass and water damage (caused by bursting frozen pipes and tanks) may be included in the Company’s “loss occurrence.”
GENERAL REINSURANCE CORPORATION

(e)	As regards firestorms, brush fires, and any other fires or a series of fires, irrespective of origin (except as provided in subparagraphs (a) and (b) above, which spread through trees, grassland or other vegetations, all individual losses sustained by the Company which occur during any period of 168 consecutive hours within a 150-mile radius of any fixed point selected by the Company may be included in the Company’s “loss occurrence.” However, an individual loss subject to this subparagraph cannot be included in more than one “loss occurrence.”
For all those “loss occurrences,” the Company may choose the date and time when any such period of consecutive hours commences, provided that it is not earlier than the date and time of the occurrence of the first recorded individual loss sustained by the Company arising out of that disaster, accident or loss, and provided that only one such period of 168 consecutive hours shall apply with respect to one event, except for any “loss occurrence” referred to in subparagraphs (a) and (b) above where only one such period of 72 consecutive hours shall apply with respect to one event, regardless of the duration of the event.

No individual losses occasioned by an event that would be covered by 72 hours clauses may be included in any “loss occurrence” claimed under the 168 hours provision.

(h)	General Location

This term shall mean a contiguous and unbroken tract of land surrounded by public roads, railroads, rivers or other natural barriers.

(i)	Agreement Year

This term shall mean each twelve month period commencing on January 1st.

(j)	Company’s Subject Earned Premium

This term shall mean the premium earned by the Company on the business reinsured hereunder, after deduction from such premium earned of the portion paid for share reinsurance which inures to the benefit of the Reinsurer.
Section 5 — EXCLUSIONS
This Exhibit shall not apply to:
(a)	Reinsurance assumed by the Company other than reinsurance of primary business assumed from affiliated companies;

(b)	Nuclear incident per the Nuclear Incident Exclusion Clause — Physical Damage — Reinsurance attached hereto;
GENERAL REINSURANCE CORPORATION

(c)	Any loss or liability accruing to the Company directly or indirectly from any insurance written by or through any pool or association including pools or associations in which membership by the Company is required under any statutes or regulations;

(d)	Any liability of the Company arising from its participation or membership in any insolvency fund;

(e)	Any loss or damage directly or indirectly arising out of, caused by, or resulting from war, as described in paragraph (1) below, or any act of terrorism, as described in paragraphs (2), (3), (4) and (5) below. Such loss or damage is excluded regardless of (i) any other cause or event contributing to such loss or damage in any way or at any time, or (ii) whether such loss or damage is accidental or intentional.

(1)	War, including undeclared or civil war; warlike action by a military force, including action in hindering or defending against an actual or expected attack, by any government, sovereign or other authority using military personnel or other agents; or insurrection, rebellion, revolution, usurped power or action taken by governmental authority in hindering or defending against any of these. War includes any activity that would be included as an “act of terrorism” in paragraphs (2), (3), (4) and (5) below, but for the fact that such activity was perpetrated by an official, employee or agent of a foreign state acting for or on behalf of such state.

(2)	Any “act of terrorism”, as described in paragraphs (3), (4) and (5) below, but only with respect to loss or damage that is not excluded by paragraph (1) above.

(3)	Any act defined as an “act of terrorism” in the Terrorism Risk Insurance Act of 2002 as subsequently amended.

(4)	Any act authorized by a governmental authority for the purpose of preventing, terminating, countering or responding to any act or threat of terrorism or for the purpose of preventing or minimizing the consequences of any act or threat of terrorism.
(5)	Any activity (other than an act described in (3) above), including the threat of an activity or any preparation for an activity, that (a) causes either (i) damage to property, or (ii) injury to persons; and (b) appears to be intended to: (i) intimidate or coerce a civilian population, or (ii) disrupt any segment of an economy, or (iii) influence the policy of a government by intimidation or coercion, or (iv) affect the conduct of a government by destruction, assassination, kidnapping or hostage-taking, or (v) advance a political, religious or ideological cause; provided, however, that an “act of terrorism” for purposes of this exclusion shall not include any act or threat as described above perpetrated by an official, employee or agent of a foreign state acting for or on behalf of such state.
GENERAL REINSURANCE CORPORATION

(f)	Risks written on a layered basis, whether primary or excess of loss, or policies written with a deductible or franchise of more than $500,000; however, this exclusion shall not apply to policies which provide a percentage deductible or franchise in connection with windstorm, earthquake or flood;

(g)	Pollution to the extent excluded in the Company’s policies. Nevertheless, if the insured elects to purchase any “buy back” or additional coverage options, such options shall not be covered hereunder;

(h)	Insurance against earthquake, except when written in conjunction with fire and otherwise eligible perils;

(i)	Insurance on growing crops;

(j)	Insurance against flood, surface water, waves, tidal waves, overflow of any body of water, or their spray, all whether driven by wind or not, except when written in conjunction with fire and otherwise eligible perils;

(k)	Business classified as fidelity;

(l)	Credit insurance;

(m)	Business classified as boiler and machinery;

(n)	Mortgage impairment insurance and similar kinds of insurance, howsoever styled, providing coverage to an insured with respect to its mortgagee interest in property or its owner interest in foreclosed property;

(o)	Difference in conditions insurance and similar kinds of insurance, howsoever styled, but not to include the Condominium Association Difference in Conditions Coverage Form (PI-DIC-1, 11/03);

(p)	Risks which have a total insurable value of more than $250,000,000; however, this exclusion shall not apply if the Company writes 100% of the Risk;

(q)	Losses with respect to overhead transmission and distribution lines and their supporting structures, other than those on or within 1,000 feet of the insured premises. However, public utilities extension and/or suppliers extension and/or contingent business interruption coverage are not subject to this exclusion, provided these are not part of a transmitters’ or distributors’ policy;

(r)	Inland marine business with respect to the following:
(1)	Cargo insurance when written as such with respect to ocean vessels;

(2)	Faulty film, tape, processing and editing insurance and cast insurance;

(3)	Furriers’ customers policies;
GENERAL REINSURANCE CORPORATION

(4)	Insurance on livestock under so-called “mortality policies”;

(5)	Mining equipment while underground;

(6)	Registered mail and armored car insurance;
(s)	Loss of, damage to, or failure of, or consequential loss resulting therewith (including but not limited to earnings and extra expense) of satellites, spacecraft, and launch vehicles, including cargo and freight carried therein, in all phases of operation (including but not limited to manufacturing, transit, pre-launch, launch, and in-orbit);

(t)	Losses arising, directly or indirectly, out of loss of, alteration of, or damage to or a reduction in the functionality, availability or operation of a computer system, hardware, program, software, data, information repository, microchip, integrated circuit or similar device in computer equipment or non-computer equipment, whether the property of the policyholder of the Company or not, unless such loss arises out of physical damage occurring at the insured’s premises as a result of the following perils to the extent that these perils are covered under this Exhibit: fire, lightning, explosion, windstorm or hail, smoke, aircraft or vehicles, riot or civil commotion, sprinkler leakage, sinkhole collapse, volcanic action, falling objects, weight of snow, ice or sleet, water damage, flood and/or earth movement. Nothing in this exclusion shall be construed to extend coverage under this Exhibit to any liability which would not have been covered in the absence of this exclusion;

(u)	Mobile homes unless written as part of a commercial multiple peril policy;

(v)	Watercraft, other than watercraft insured under a standard homeowners policy or when written as part of contents coverage under a commercial multiple peril policy.
If the Company is bound, without knowledge of or contrary to the instructions of the Company’s supervisory underwriting personnel, on any business falling within the scope of one or more of the exclusions set forth in this section, these exclusions, except (a) through (e), (g), (i), (k), (l) and (n) shall be suspended with respect to such business until 60 days after an underwriting supervisor of the Company acquires knowledge of such business.
Section 6 — OTHER REINSURANCE
The obligations of the Company to reinsure business falling within the scope of this Exhibit and of the Reinsurer to accept such reinsurance are mandatory and no other reinsurance (either facultative or treaty) is permitted, except as provided for below.
When the amount of insurance written by the Company on an individual Risk exceeds $15,000,000, the Company may purchase facultative excess of loss or share reinsurance for the excess amount on such Risk. The Company may also purchase facultative excess of loss reinsurance or facultative share reinsurance within the liability of the Reinsurer, if, in the underwriting judgment of the Company, the Reinsurer will be benefited thereby.
GENERAL REINSURANCE CORPORATION

The Company may also purchase excess of loss reinsurance within the Company Retention. In no event, however, shall the amount required with respect to the net Company Retention after such reinsurance be reduced to less than $500,000.
Recoveries from catastrophe reinsurance shall be deemed not to reduce the amount required with respect to the Company Retention.
Section 7 — REINSURANCE PREMIUM
The Company shall pay to the Reinsurer:
(a)	For Commercial Property business:
(1)	For the First Excess Cover, 1.74% of the Company’s Subject Earned Premium;

(2)	For the Second Excess Cover, 1.11% of the Company’s Subject Earned Premium;

(3)	For the Third Excess Cover, 0.34% of the Company’s Subject Earned Premium.
(b)	For Builders Risk business:
(1)	For the First Excess Cover, 3.60% of the Company’s Subject Earned Premium;

(2)	For the Second Excess Cover, 3.91% of the Company’s Subject Earned Premium;

(3)	For the Third Excess Cover, 1.50% of the Company’s Subject Earned Premium.
Section 8 — REPORTS AND REMITTANCES
(a)	Reinsurance Premium

Within 25 days after the close of each calendar quarter, the Company shall render to the Reinsurer a report of the reinsurance premium for the quarter with respect to the Company’s Subject Earned Premium during the quarter, summarizing the reinsurance premium by line of insurance. The amount due the Reinsurer, shall be remitted within 25 days after the close of the quarter.

(b)	Claims and Losses

The Company shall report promptly to the Reinsurer each claim or loss which in the Company’s opinion may involve the reinsurance afforded by this Exhibit. The Company shall also report promptly to the Reinsurer any action alleging Extra Contractual Obligations against the
GENERAL REINSURANCE CORPORATION

Company or any declaratory judgment action brought by or against the Company on the business reinsured hereunder. The Company shall advise the Reinsurer of the estimated amount of Net Loss in connection with each such claim or loss and of any subsequent changes in such estimates.

Promptly upon receipt of a definitive statement of Net Loss from the Company, but within no more than 25 days after receipt of such statement, the Reinsurer shall pay to the Company the Reinsurer’s portion of Net Loss. The Company shall report to the Reinsurer any subsequent changes in the amount of Net Loss, and the amount due either party shall be remitted promptly, but within no more than 25 days after receipt of such report.

(c)	P.C.S. Catastrophe Bulletins

The Company shall furnish to the Reinsurer, upon request, the following information with respect to each catastrophe set forth in the Catastrophe Bulletins published by the Property Claim Services:
(1)	The preliminary estimates of the amount recoverable from the Reinsurer;

(2)	The Reinsurer’s portion of claims, losses, and Adjustment Expenses paid less salvage recovered during each calendar quarter;

(3)	The Reinsurer’s portion of reserves for claims, losses, and Adjustment Expenses at the end of each calendar quarter.
(d)	General

In addition to the reports required by (a), (b), and (c) above, the Company shall furnish such other information as may be required by the Reinsurer for the completion of the Reinsurer’s quarterly and annual statements and internal records.

All reports shall be rendered on forms or in format acceptable to the Company and the Reinsurer.
Section 9 — AUTOMATIC REINSTATEMENT
The Limit of Liability of the Reinsurer with respect to each Risk shall be reduced by an amount equal to the amount of liability paid by the Reinsurer, but that part of the liability of the Reinsurer that is so reduced shall be automatically reinstated from the date of the Loss Occurrence for which payment is made; however, the Limits of Liability of the Reinsurer under the Second and Third Excess Covers with respect to all Loss Occurrences taking place during each Agreement Year shall not exceed the amounts set forth in the section entitled LIABILITY OF THE REINSURER. In consideration of this automatic reinstatement:
(a)	For each amount so reinstated in the First and Second Excess Covers, there shall be no additional reinsurance premium;
GENERAL REINSURANCE CORPORATION

(b)	For first $5,000,000 so reinstated in the Third Excess Cover, there shall be no additional reinsurance premium;

(c)	For the next $5,000,000, so reinstated in the Third Excess Cover, the Company shall pay to the Reinsurer an additional reinsurance premium that shall be the product of 100% of the reinsurance premium set forth in sub-paragraph (c) of the section entitled REINSURANCE PREMIUM for the Agreement Year multiplied by the amount of the reinstated Limit of Liability of the Reinsurer divided by $5,000,000.
The reinsurance premium so developed for each amount reinstated shall be in addition to the reinsurance premium set forth in the section entitled REINSURANCE PREMIUM.
Section 10 — TERMINATION
Either party may terminate this Exhibit at any time by sending to the other, by registered mail to its principal office, notice stating the time and date when, not less than 90 days after the date of mailing of such notice, termination shall be effective. Upon termination of this Exhibit, at the Company’s option:
(a)	The Reinsurer shall continue to be liable, with respect to policies in force at the time and date of termination, for claims and losses resulting from Loss Occurrences taking place until the expiration, cancellation, or next anniversary date, not to exceed one year (or as respects builders risk policies not to exceed 24 months) of each such policy of the Company, which ever occurs first. The reinsurance premium for policies in force at the time and date of termination shall be calculated by applying the provisions of the section entitled REINSURANCE PREMIUM to the monthly earned premiums that derive from the unearned premium applicable to policies in force at the time and date of termination.
GENERAL REINSURANCE CORPORATION

(b)	The Reinsurer shall not be liable for claims and losses resulting from Loss Occurrences taking place at and after the effective time and date of termination.
Section 11 — MORTGAGEE REINSURANCE ENDORSEMENTS
To induce a mortgagee named in a policy of the Company to accept such policy, the Company and the Reinsurer may agree to name such mortgagee as a third party beneficiary in a Mortgagee Reinsurance Endorsement made a part of this Exhibit. For each such Mortgagee Reinsurance Endorsement so issued, the Company shall indemnify the Reinsurer for any and all liability, loss, cost, or expense the Reinsurer may sustain or incur in excess of its obligations under this Exhibit by reason of the issuance of such Mortgagee Reinsurance Endorsement.
If the Reinsurer becomes liable to a mortgagee under any Mortgagee Reinsurance Endorsement, the Reinsurer shall, to the extent of its liability:
(a)	Benefit pro-rata in reductions of the Company’s loss by salvage, subrogation, compromise, or otherwise.

(b)	Be automatically subrogated to all of the mortgagee’s rights against the Company under the policy.

(c)	Be completely discharged from its obligation to make any payment to the Company under this Exhibit and be entitled to set off against any amount due from the Reinsurer to the Company under this or any other agreement for any amounts for which the Reinsurer would not be liable except for the existence of such Mortgagee Reinsurance Endorsement.
The Reinsurer shall have the right to cancel any Mortgagee Reinsurance Endorsement by notice to the mortgagee.
Prior to the termination date, the Company shall advise the Reinsurer as to which of the above options shall apply.
EXHIBIT B
Agreement No. 9034-08
GENERAL REINSURANCE CORPORATION

Attached to and made a part of
Agreement of Reinsurance No. 9034-08
EXCESS OF LOSS REINSURANCE
(Per Risk)
of
Property Business
(Coverage for Terrorism Only)
Section 1 — BUSINESS SUBJECT TO THIS EXHIBIT
This Exhibit shall apply to Property Business written by the Company, as defined in Exhibit A to this Agreement, but only as respects loss or damage directly or indirectly arising out of, caused by, or resulting from Terrorism Occurrences taking place during the term of this Exhibit, regardless of any other cause or event contributing to such loss or damage in any way or at any time, or whether such loss or damage is accidental or intentional.
Section 2 — TERM
This Exhibit shall apply to new and renewal policies of the Company becoming effective at and after 12:01 A.M., January 1, 2008, and to policies of the Company in force at 12:01 A.M., January 1, 2008, with respect to claims and losses resulting from Terrorism Occurrences taking place at and after the aforesaid time and date, and prior to 12:01 A.M., January 1, 2009.
However, if Exhibit A to this Agreement is terminated within the term stipulated above, this Exhibit will automatically terminate on the same date. In such instance, the Reinsurer shall not be liable for Terrorism Occurrences taking place at and after the time and date of termination and shall return to the Company the reinsurance premium unearned, calculated on the monthly pro rata basis, as of such time and date.
Section 3 — LIABILITY OF THE REINSURER
The Reinsurer shall pay to the Company, with respect to each Risk of the Company, the amount of Net Loss sustained by the Company in excess of the Company Retention but not exceeding the Limits of Liability of the Reinsurer as set forth in the Schedule of Reinsurance.
SCHEDULE OF REINSURANCE

Class of Business	Company Retention	Limits of Liability of the Reinsurer
Property Business	$2,500,000	$12,500,000
The liability of the Reinsurer shall not exceed $12,500,000 under this Exhibit with respect to all Net Loss arising out of all loss or damage directly or indirectly arising out of, caused by, or resulting from all Terrorism Occurrences taking place during the term of this Exhibit,
Agreement No. 9034-08
GENERAL REINSURANCE CORPORATION

regardless of any other cause or event contributing to such loss or damage in any way or at any time, or whether such loss or damage is accidental or intentional.
All insurance written under one or more policies of the Company against the same peril on the same Risk shall be combined, and the Company Retention and the Limits of Liability of the Reinsurer shall be determined on the basis of the sum of all insurance against the same peril and on the same Risk which is in force at the time of a claim or loss.
Section 4 — DEFINITIONS
The terms “Company Retention”, “Net Loss”, “Adjustment Expense”, “Extra Contractual Obligations”, “Risk”, “Building” and “General Location” shall have the same meaning as in Exhibit A to this Agreement.
The term “Terrorism Occurrence” shall mean an Occurrence arising out of any Act of Terrorism, as described in paragraphs (1) and (2) below.
(1)	An Act of Terrorism means an activity, including the threat of an activity or any preparation for an activity, that (a) causes either (i) damage to property, or (ii) injury to persons; and (b) appears to be intended to: (i) intimidate or coerce a civilian population, or (ii) disrupt any segment of an economy, or (iii) influence the policy of a government by intimidation or coercion, or (iv) affect the conduct of a government by destruction, assassination, kidnapping or hostage-taking, or (v) advance a political, religious or ideological cause; provided, however, that an Act of Terrorism for purposes of this definition shall not include any act or threat as described above perpetrated by an official, employee or agent of a foreign state acting for or on behalf of such state.

(2)	An Act of Terrorism is also deemed to include any act authorized by a governmental authority for the purpose of preventing, terminating, countering or responding to any act or threat of terrorism or for the purpose of preventing or minimizing the consequences of any act or threat of terrorism.
Section 5 — EXCLUSIONS
This Exhibit shall be subject to the exclusions set forth in the section entitled EXCLUSIONS of Exhibit A to this Agreement, except that for purposes of this Exhibit, exclusion (e) of said Section is amended to read as follows:
(e)	Any loss or damage directly or indirectly arising out of, caused by, or resulting from war, including undeclared or civil war; warlike action by a military force, including action in hindering or defending against an actual or expected attack, by any government, sovereign or other authority using military personnel or other agents; or insurrection, rebellion, revolution, usurped power or action taken by governmental authority in hindering or defending against any of these. War includes any activity that would be included as an Act of Terrorism, but for the fact that such activity was perpetrated by an official, employee or agent of a foreign state acting for or on behalf of such state. Such loss or dam-
Agreement No. 9034-08
GENERAL REINSURANCE CORPORATION

age is excluded regardless of (i) any other cause or event contributing to such loss or damage in any way or at any time, or (ii) whether such loss or damage is accidental or intentional.
Section 6 — REINSURANCE PREMIUM
The Company shall pay to the Reinsurer a flat reinsurance premium of $1,000,000.
     Section 7 — REPORTS AND REMITTANCES
(a)	Reinsurance Premium

Within 25 days after the close of each calendar quarter, the Company shall pay to the Reinsurer one quarter of the flat reinsurance premium stipulated in the section entitled REINSURANCE PREMIUM.

(b)	Claims and Losses

The Company shall report promptly to the Reinsurer each claim or loss which in the Company’s opinion may involve the reinsurance afforded by this Exhibit. The Company shall also report promptly to the Reinsurer any action alleging Extra Contractual Obligations against the Company or any declaratory judgment action brought by or against the Company on the business reinsured hereunder. The Company shall advise the Reinsurer of the estimated amount of Net Loss and Adjustment Expense in connection with each such claim or loss and of any subsequent changes in such estimates.

Promptly upon receipt of a definitive statement of Net Loss and Adjustment Expense from the Company, but within no more than 25 days after receipt of such statement, the Reinsurer shall pay to the Company the Reinsurer’s portion of Net Loss and the Reinsurer’s portion of Adjustment Expense, if any. The Company shall report to the Reinsurer any subsequent changes in the amount of Net Loss and/or Adjustment Expense, and the amount due either party shall be remitted promptly, but within no more than 25 days after receipt of such report.

(c)	General

In addition to the reports required by (a), (b), and (c) above, the Company shall furnish such other information as may be required by the Reinsurer for the completion of the Reinsurer’s quarterly and annual statements and internal records.

All reports shall be rendered on forms or in format acceptable to the Company and the Reinsurer.
Agreement No. 9034-08
GENERAL REINSURANCE CORPORATION